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Exhibit 5.1

August 11, 2005

Duquesne Light Holdings, Inc.
411 Seventh Avenue
P.O. Box 1930
Pittsburgh, Pennsylvania 15230-1090

Ladies and Gentlemen:

        We have acted as counsel for Duquesne Light Holdings, Inc., a Pennsylvania corporation (the "Company"), in connection with the proposed issuance and sale of $200,000,000 aggregate principal amount of the Company's 5.50% Notes due 2015 and of $120,000,000 aggregate principal amount of the Company's 6.25% Notes due 2035 (collectively, the "Notes") pursuant to (i) the indenture (the "Indenture") between the Company and J.P. Morgan Trust Company, National Association, as trustee (the "Trustee"), (ii) a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission ("SEC") for the registration of the Notes under the Securities Act of 1933, as amended (the "1933 Act"), pursuant to Rule 462(b) promulgated under the 1933 Act, and (iii) an underwriting agreement (the "Underwriting Agreement") dated August 11, 2005 by and among the Company and the several underwriters named therein.

        For purposes of this opinion, we have examined, among other things, originals, photocopies of originals or certified copies of the following documents:

  (i)
  the Notes;

  (ii)
  the Indenture;

  (iii)
  the Underwriting Agreement;

  (iv)
  the Registration Statement; and

  (v)
  resolutions of the Board of Directors of the Company dated June 22, 2005.

        In making such examination and in rendering the opinions set forth below, we have assumed the genuineness of all signatures (other than those of officers of the Company), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostat copies and the authenticity of the originals of such latter documents. We have relied upon the aforesaid documents with respect to the accuracy of material factual matters contained therein. As to any facts relevant to our opinion which were not independently established, we have relied upon information given to us by officers of the Company. We have made no independent examination of factual matters set forth in the aforesaid documents or representations for the purpose of rendering this opinion. We know of no facts, however, which lead us to believe that such factual matters are untrue or inaccurate in any material respect.

        We have also examined to our satisfaction such officers' certificates, with respect to the accuracy of material factual matters contained therein and not independently established, documents, records and statements of officers and other representatives of the Company and made such inquiries of law as we have deemed appropriate or necessary as the basis for the opinions set forth below.

        Based upon and subject to the foregoing, and subject to the exceptions, qualifications, limitations, assumptions and reliances stated herein, it is our opinion that:

          1.     The issuance of the Notes has been duly authorized by the Company.

          2.     When the Indenture has been duly executed and delivered by the parties thereto and the Notes have been duly executed, authenticated, issued and delivered in accordance with the Indenture and the Underwriting Agreement, and upon receipt by the Company of the purchase price for the Notes, the Notes will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights, by general equitable principles (whether considered in a proceeding at law or at equity) or by an implied covenant of reasonableness, good faith and fair dealing, provided, however, that in rendering the above opinion, we express no opinion as to the effect, if any, of any usury laws of any state upon the enforceability of rights of the holders of the Notes.

        Our opinions are issued as of the date hereof and are limited to the laws now in effect as to which our opinions relate and facts and circumstances in existence on the date hereof, and we assume no undertaking to advise you of any changes in the opinions expressed herein as a result of any change in any laws, facts or circumstances which may come to our attention after the date hereof.

        The opinions expressed herein are limited to matters governed by the Federal laws of the United States of America as in effect on the date hereof.

        We hereby authorize and consent to the use of this opinion as Exhibit 5.1 of the Registration Statement and authorize and consent to the references to our firm in the Registration Statement and in the prospectus constituting part thereof. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the SEC.

                            Very truly yours,

                            /s/ Reed Smith LLP

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  Exhibit 5.1